UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2011
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On August 16, 2011, Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued $1.0 billion aggregate principal amount of 2.250% Senior Notes due 2016 (the “2016 Notes”) and $1.1 billion aggregate principal amount of 3.600% Senior Notes due 2021 (the “2021 Notes”, and together with the 2016 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture dated as of November 20, 2009 (the “Base Indenture”) and a fourth supplemental indenture dated as of August 16, 2011 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of August 9, 2011, among the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement was separately filed with the SEC on August 10, 2011 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.
     The 2016 Notes will mature on August 15, 2016 and the 2021 Notes will mature on August 15, 2021.
     The 2016 Notes will bear interest at the rate of 2.250% per annum which will be paid semi-annually on each February 15 and August 15 to holders of record on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date, commencing February 15, 2012.
     The 2021 Notes will bear interest at the rate of 3.600% per annum which will be paid semi-annually on each February 15 and August 15 to holders of record on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date, commencing February 15, 2012.
     In the event that the Company does not consummate the Phadia Acquisition (as defined below) on or prior to December 31, 2011 or the Purchase Agreement (as defined below) is terminated at any time prior thereto, the Company will be required to redeem in whole and not in part the Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) January 30, 2012, if the Phadia Acquisition has not been consummated on or prior to December 31, 2011, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Purchase Agreement for any reason.
     The Company may redeem the 2016 Notes and the 2021 Notes, in each case, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2016 Notes or the 2021 Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2016 Notes or the 2021 Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at a comparable treasury rate plus 20 basis points, in the case of each of the 2016 Notes and the 2021 Notes, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, on or after May 15, 2021, the 2021 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption.
     Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase each of the 2016 Notes and the 2021 Notes at a price equal to 101% of the principal amount of the 2016 Notes and the 2021 Notes to be repurchased, respectively, plus any accrued and unpaid interest to, but excluding, the date of repurchase.
     The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to any secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to all existing and any future liabilities of its subsidiaries to the extent of assets of such subsidiaries; equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes.
     The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries, engage in sale and lease-back transactions with respect to any principal property and merge or consolidate or sell all or substantially all of its assets.
     Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.
     The Company expects that the net proceeds from the sale of the Notes will be approximately $2.08 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to fund, in part, the cash consideration payable for, and certain costs associated with, the Company’s acquisition of the Phadia group of companies (the “Phadia Acquisition”), pursuant to a Sale and Purchase Agreement, dated May 19, 2011, among CB Diagnostics Luxembourg S.À R.L, a Luxembourg corporation, certain funds managed and advised by Cinven Limited and the Company (the “Purchase Agreement”), the aggregate purchase price of which is estimated to be approximately €2.47 billion (approximately $3.5 billion). The Company expects to fund the remaining cash consideration for, and pay the remaining costs associated with, the Phadia Acquisition from available cash on hand and the net proceeds from the issuance of up to $1 billion of commercial paper under the Company’s commercial paper program described below. If the Company is unable to issue commercial paper in the anticipated amounts, the Company intends to finance any shortfall with borrowings under the Company’s revolving credit facility.
     The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on November 20, 2009 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, and the Supplemental Indenture, which is filed with this report as Exhibit 99.2, both of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
Bridge Credit Facility
     As previously reported, the Company entered into a $2.0 billion unsecured revolving credit facility dated June 23, 2011 (the “Bridge Facility”) with Barclays Bank PLC, as administrative agent and a syndicate of lenders from time to time party thereto, in connection with the Phadia Acquisition. The commitments under the Bridge Facility were permanently reduced by the amount of the net cash proceeds received from the issuance of the Notes. Therefore, no commitments under the Bridge Facility remain, and, effective August 16, 2011, the Bridge Facility was terminated.
     The foregoing description of the terms of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Facility, which was filed with the SEC on June 29, 2011 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 10, 2011, the Company established a U.S. commercial paper program pursuant to which it may issue and sell unsecured, short-term promissory notes (“CP Notes”), which have maturities not in excess of 397 days from the date of issue and rank pari passu with all of its other unsecured and unsubordinated indebtedness. CP Notes will be issued on a private placement basis under customary terms in the commercial paper market. CP Notes are not redeemable prior to maturity or subject to voluntary prepayment. CP Notes will be issued at a discount from par, or, alternatively, will be sold at par and bear varying interest rates on a fixed or floating basis.
     The information set forth above under Item 1.01 under the heading “Indenture” is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: August 16, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Indenture dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K with the SEC on November 20, 2009 [File No. 001-8002] and incorporated in this Form 8-K by reference)

99.2	Fourth Supplemental Indenture dated as of August 16, 2011 between the Company and The Bank of New York Mellon Trust Company, N.A.